EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT AND
JOINT ESCROW INSTRUCTIONS

By and Between

SP REVERCHON PROPERTIES, LP

(“Seller”)

and

TRIPLE NET PROPERTIES, LLC

(“Buyer”)
TABLE OF CONTENTS

Page

1.	Sale and Purchase		1
2.	Purchase Price		1
	2.1	Deposit ..........................................	1
	2.2	Cash at Closing ..................................	2
3.	Conditions Precedent to Buyer’s Obligations		2
	3.1	Performance ......................................	2
	3.2	Documents ........................................	2
	3.3	Inspection Period: Access ........................	2
	3.4	Title ............................................	3
	3.5	Estoppel Certificates ............................	3
	3.6	Seller’s Representations .........................	3
4.	Buyer’s Representations		4
5.	Condition Precedent to Seller’s Obligations		4
6.	Closing; Deliveries		4
7.	Apportionments, Taxes, Expenses		6
	7.1	Apportionments ...................................	6
	7.2	Expenses .........................................	6
8.	Damage or Destruction, Condemnation Insurance		6
	8.1	Condemnation .....................................	7
	8.2	Damage and Destruction ...........................	7
9.	Liquidated Damages		7
10.	Buyer’s Remedies		7
11.	Notices ...............		7
12.	Brokers ...............		8
13.	Escrow Agent		8
14.	Escrow ................		9
	14.1	Opening ..........................................	9
	14.2	Disbursements and Other Actions by Escrow Agent ..	9
15.	Ongoing Operations		10
	15.1	Maintenance of Real Property .....................	10
	15.2	Contracts/Leases .................................	10

Page

16.	Property Conveyed “As-Is”		11
	16.2	Sale “As Is” ........................	11
	16.3	Parties Represented by Counsel. .....	12
	16.4	Buyer’s Release of Seller. ..........	12
	16.5	Buyer’s Waiver of Objections. .......	12
	16.6	Hazardous Substances Defined. .......	13
	16.7	Non-Release .........................	13
17.	Miscellaneous		13
	17.1	Assignability .......................	13
	17.2	ERISA Matters .......................	13
	17.3	Governing Law; Parties in Interest ..	13
	17.4	Limitation on Sellers’ Liability ....	13
	17.5	Recording ...........................	13
	17.6	Time of the Essence .................	13
	17.7	Headings ............................	13
	17.8	Counterparts ........................	14
	17.9	Exhibits ............................	14
	17.10	Entire Agreement; Amendments ........	14
	17.11	Professional Fees ...................	14
	17.12	Confidentiality .....................	14

PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

This PURCHASE AND SALE AGREEMENT AND JOINT ESCROW

INSTRUCTIONS (“Agreement”) is made as of the 21st day of October, 2005, by and between SP REVERCHON PROPERTIES, LP, a Delaware limited partnership (“Seller”) and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Buyer”).

BACKGROUND

I. Seller is the owner of the following real and personal property:

A. The office building project which consists of:

(1) all that certain real property located at 3500 Maple, Dallas, Texas, more particularly described in Exhibit “A” hereto, together with the land and all rights, interests, benefits, privileges, easements, tenements, hereditaments and appurtenances thereon or in any way appertaining thereto (collectively, the “Land”).

(2) the building (the “Building”) comprising approximately 376,710 rentable square feet, situated on the Land, together with all improvements appurtenant thereto and the Land and the Building being hereinafter collectively referred to as the “Real Property”;

(3) all tenant leases and other occupancy agreements of any portion of the Property (the “Leases”);

(4) all assignable Approved Service Contracts (as hereinafter defined) for the Property;

(5) all fixtures, furniture, appliances, building supplies, equipment, machinery, inventory and other tangible items of personal property owned by Seller and presently affixed to, attached to, placed or situated upon the Property and used in connection with the ownership, operation and occupancy of the Real Property (“Personal Property”). The Personal Property does not include any items of personal property leased to Seller or otherwise owned by third parties; and

(6) all assignable and intangible personal property, if any, now or through the date of Closing, owned by Seller and arising out of or in connection with Seller’s ownership of the Real Property and the Personal Property, including all licenses, permits and certificates of occupancy issued by governmental authorities relating to the use, maintenance, occupancy and/or operation of the Real Property and Personal Property, all plans, specifications and drawings relating to the construction of the Buildings, and all warranties and guarantees with respect to the Real Property and the Personal Property (the “Intangible Property”).

The Land, the Building, the Real Property, the Leases, the assignable Approved Service Contracts, the Personal Property and the Intangible Property may be collectively referred to herein as the “Property”.

TERMS AND CONDITIONS

In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree:

1. Sale and Purchase. Seller hereby agrees to sell, transfer and convey the Property to Buyer, and Buyer hereby agrees to purchase and accept the Property from Seller, for the purchase price and on and subject to the other terms and conditions set forth in this Agreement.

2. Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be Sixty Seven Million Dollars U.S. ($67,000,000.00) which, subject to the terms and conditions hereinafter set forth, shall be paid to Seller by Buyer as follows:

2.1 Deposit. Within one (1) business day after the execution of this Agreement, Buyer shall deliver to the Escrow Agent cash in the amount of Seven Hundred Fifty Thousand Dollars U.S. (U.S. $750,000.00) (the “Initial Deposit”) by wire transfer. Immediately upon receipt of the Initial Deposit Escrow Agent shall pay over the Initial Deposit to Seller. The Initial Deposit shall be nonrefundable except in the event of a default by Seller hereunder which results in the termination of this Agreement prior to Closing, or in the event of a casualty or condemnation event which results in the termination of this Agreement prior to Closing, in which case the Deposit, without interest, shall be refunded by Seller to Buyer. If this Agreement is not terminated for any reason, then on the business day after the expiration of the Inspection Period (as hereinafter defined), Buyer shall deposit with Escrow Agent additional cash in the amount of Two Hundred Fifty Thousand Dollars U.S. (U.S. $250,000.00) (the “Second Deposit”) by wire transfer. As hereinafter used, the term “Deposit” shall mean the Initial Deposit and the Second Deposit. The Second Deposit with Escrow Agent shall be placed in an interest-bearing account and all interest accrued thereon shall increase and become a part of the Deposit. From and after the expiration of the Inspection Period (as hereinafter defined), the Deposit (including the Second Deposit) shall be nonrefundable except in the event of a default by Seller hereunder or except as otherwise provided herein. On the Closing (as hereinafter defined), the Deposit shall be applied toward the payment of the Purchase Price. Notwithstanding anything to the contrary contained in this Agreement if this Agreement is terminated and Buyer is entitled to the return of the Earnest Money, then the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Consideration”) shall be paid to Seller from the Earnest Money, which amount Seller and Buyer have bargained for and agreed to as independent and sufficient consideration for Seller’s execution and delivery of this Agreement. The Independent Consideration is non-refundable and in addition to any other payment or deposit required by this Agreement, and Seller shall retain the Independent Consideration notwithstanding any other provision of this Agreement to the contrary.

2.2 Cash at Closing. Not later than 11 a.m. (Pacific Time) on the Closing Date (provided that Buyer shall not be in default hereunder for failure to timely deliver the balance of the Purchase Price if Buyer has acted diligently), Buyer shall deliver to Escrow Agent cash in an amount of the balance of the Purchase Price (less the amount of the Credit against the Purchase Price set forth in Section 6.3.1 hereof) plus the costs, expenses and prorations required to be paid by Buyer hereunder.

3. Conditions Precedent to Buyer’s Obligations. All of Buyer’s obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer, at Buyer’s option):

3.1 Performance. Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of the Closing hereunder.

3.2 Documents. Seller shall immediately make available to Buyer copies of all documents in Seller’s actual possession or under Seller’s control which are listed on Exhibit H attached hereto (collectively, the “Contracts”). Prior to the expiration of the Inspection Period (as defined below), Buyer shall notify Seller and list those service contracts which Buyer desires to assume as of the Closing (the “Approved Service Contracts”). Seller shall terminate any service contracts which are not Approved Service Contracts, at Seller’s cost and expense. The parties stipulate that any contract for property management services is not an Approved Service Contract, and shall be terminated prior to Closing at Seller’s sole cost.

3.3 Inspection Period: Access.

3.3.1 During the Inspection Period, Buyer, its agents and representatives, shall be entitled to review all zoning and other land use matters relating to the Property and to enter upon the Property (as coordinated through Seller’s property manager), upon reasonable prior notice to Seller, to (i) perform inspections, and tests of the Property, including surveys, Phase I environmental studies, examinations and tests of all structural and mechanical systems within the Building, so long as the tenants’ occupancy of the Property is not disturbed and so long as such entry into tenant-occupied areas is done in accordance with the terms of such tenant lease and (ii) conduct Tenant interviews provided however Seller shall have the right to be present at all such interviews. Notwithstanding the foregoing, if Buyer wishes to engage in a Phase II environmental study or any other environmental or other testing or sampling of any kind with respect to soils or groundwater or other studies which would require test boring of or other intrusions into the Property or the Building or which testing would otherwise damage or disturb any portion of the Property or Building, Buyer shall obtain Seller’s prior written consent thereto, which consent may be withheld in Seller’s sole discretion. To the extent Seller approves any such testing, Buyer shall be responsible for, and shall dispose of, all such test samples in accordance with applicable law at no cost or liability to Seller. Buyer shall repair any damage to the Property caused by any such tests, investigations or studies and indemnify Seller from any and all liabilities, claims, costs and expenses resulting therefrom and from Buyer’s entry upon the Property. The foregoing indemnification shall survive Closing or the termination of this Agreement. If Buyer elects not to proceed with Closing after its inspection of the Property, the Deposit shall be retained by Seller.

3.3.2 The term “Inspection Period”, as used herein, shall mean the period commencing on the Date of this Agreement and continuing thereafter until 5:00 p.m. Pacific Time on the date that is 21 days after the date hereof.

3.4 Title. Seller shall deliver to Buyer immediately after the date hereof a current Commitment for Title Insurance with respect to the Property issued by Commonwealth Land Title Insurance Company whose address is Attention: Donald R. Hallman, Senior Vice President, 888 West Sixth Street, 4th Floor, Los Angeles, CA 90017 (the “Title Company”), with copies of all instruments listed as exceptions to title therein (collectively, the “Title Documents”). Seller shall deliver within three (3) business days at Seller’s sole cost and expense the survey of the Property which Seller obtained when Seller acquired the Property (the “Survey”). Buyer may elect to have the Survey updated, at Buyer’s expense, in which case Buyer shall deliver a copy of the updated Survey to Seller. Buyer shall have until the date which is 14 days after the date that Seller delivers to Buyer all of the Title Documents and the Survey (the “Title Period”) to examine the Title Documents and the Survey. If Buyer reasonably objects to any matters disclosed in the Title Documents or Survey, Buyer shall, within the Title Period, notify Seller in writing (“Buyer’s Notice”), specifying any reasonably objectionable matters. Seller shall use commercially reasonable efforts to cure any such reasonably objectionable matters, or may arrange for title insurance to cover any objectionable matter. The Closing Date shall be extended, if necessary, in order for Seller to cure such objectionable matters, using reasonable diligence. If such cure cannot be accomplished within thirty (30) days after the originally scheduled Closing Date, this Agreement shall terminate and the Deposit shall be retained by Seller. Buyer shall, at its sole cost and expense, obtain any endorsements required by Buyer. Seller shall pay for standard title insurance, provided that Buyer pays for the cost of such endorsements, except for any endorsement ordered by Seller to cover any matter affecting title which is the obligation of Seller, which endorsement, if any, shall be paid for by Seller. On the Closing, the Title Company shall issue to Buyer a title policy with such endorsements as described above (the “Title Policy”).

3.5 Estoppel Certificates. Seller shall make a commercially reasonable effort to provide, not later than five (5) days prior to the Closing Date, that Buyer shall receive an estoppel certificate (each, an “Estoppel Certificate”) in the form requested by Buyer from each tenant at the Property. Seller will deliver to tenants a proposed Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) prepared by Buyer, and will make a commercially reasonable effort to obtain an executed SNDA from each tenant. Seller agrees to deliver to Buyer any SNDA received by Seller as soon as reasonably possible after receipt of such. It shall not be a condition to Closing that any tenant execute and deliver an Estoppel Certificate or the SNDA.

3.6 Seller’s Representations. Seller hereby covenants, represents and warrants to Buyer the following, all of which shall be true and accurate as of the date of Closing and the truth and accuracy which shall be a condition to Buyer’s obligations hereunder:

3.6.1 Authority. Seller has the legal right, power and authority to enter into this Agreement and to otherwise consummate the transaction contemplated hereby. The parties executing this Agreement on behalf of Seller have the power and authority to do so.

3.6.2 Organization. Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Texas.

3.6.3 Enforceability. This Agreement has been duly executed and delivered by Seller and is the legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity).

3.6.4 Leases/Contracts. To Seller’s actual knowledge, (i) the Leases and Contracts delivered to Buyer pursuant to this Agreement are true and correct copies thereof and the Contracts shown on Exhibit “J” and the Leases shown on Exhibit “I” are all of the Contracts and Leases at the Property, (ii) there are no outstanding leasing commissions or unpaid tenant improvement costs for Leases executed prior to the date hereof, except as shown on Exhibit “L” hereto, entitled “Seller’s Lease Obligations”, and (iii) there is no free rent obligation owed to any tenant except those tenants identified on the “Rent Credit Schedule” attached hereto as

Exhibit “K”.

3.6.5 Litigation. Seller is not now a party to any litigation, arbitration or other court proceeding, nor, to Seller’s actual knowledge, is any such litigation, arbitration or other court proceeding threatened, in writing, which materially adversely affects the Property or Seller’s right to sell the Property.

3.6.6 Eminent Domain, Etc. Seller has received no written notice of any condemnation, eminent domain or similar proceedings, pending or threatened, with regard to the Property.

3.6.7 Violations. Seller has not received in the last twelve (12) months prior to the date of this Agreement any written notices from any governmental agency regarding the failure of the Property to comply with any codes, ordinances, statutes or other laws applicable to the Property.

3.6.8 Employees. Seller does not have any employees in connection with the Property.

3.6.9 No Options. Seller has not granted any options, rights of first refusal or rights of first offer to any person to purchase or otherwise acquire an ownership interest in the Property.

The term “to Seller’s actual knowledge”, as used in this Section 3.6, shall mean the current actual, not constructive or imputed, knowledge of Michael E. Burrichter and Mark Zikakis, who are employees of Seller’s investment manager, and have the most current knowledge of the Property. The representations and warranties of Seller shall survive the execution and delivery of this Agreement and for the six (6) month period after the Close of Escrow (“Survival Period”); provided, however, that Buyer must actually file a claim against Seller for the breach of such representation and warranty within the Survival Period, and in the event Buyer timely files any such claim, then the representation and/or warranty which is the subject matter of such claim shall survive until such claim is resolved.

4. Buyer’s Representations. Buyer hereby covenants, represents and warrants to Seller the following, all of which shall be true and accurate as of the date of Closing and the truth and accuracy which shall be a condition to Seller’s obligations hereunder:

4.1 Buyer has the legal right, power and authority to enter into this Agreement and to otherwise consummate the transaction contemplated hereby. The parties executing this Agreement on behalf of Buyer have the power and authority to do so.

4.2 This Agreement has been duly executed and delivered by Buyer and is the legal, valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity).

5. Condition Precedent to Seller’s Obligations. All of Seller’s obligations hereunder are expressly conditioned upon Buyer having performed, observed and complied with all material covenants, agreements, and conditions required of this Agreement to be performed, observed and complied with on its part prior to or as of the Closing hereunder. In the event any of the conditions to Seller’s obligation to proceed with Closing is not satisfied, Seller may elect to terminate this Agreement, at Seller’s option, in which event the Deposit shall be paid over to Seller. In the event any of the conditions to Buyer’s obligation to proceed with Closing is not satisfied, Buyer may elect to terminate this Agreement, at Buyer’s option. The Deposit shall be belong to Seller, except in the event of Seller’s default of its obligations hereunder, or in case of certain events of casualty or condemnation, in which event the Deposit shall be returned to Buyer.

6. Closing; Deliveries.

6.1 The closing under this Agreement (the “Closing”) shall take place on the date that is forty (40) days after the end of the Inspection Period (“Closing Date”). Buyer shall have the right to elect to extend the Closing Date to a date not later than the date which is 15 days after the originally scheduled Closing Date, but in no event later than December 29, 2005, as set forth in this Section 6.1. If Buyer elects to extend the Closing Date, Buyer shall, prior to the originally scheduled Closing Date, so notify Seller in writing, and shall deliver to Escrow Agent an additional amount of Seven Hundred Fifty Thousand Dollars U.S. (U.S. $750,000.00) (the “Third Deposit”). The Third Deposit shall be part of the Deposit and shall be non-refundable to Buyer except in the event of a default by Seller which results in the termination of this Agreement, or in the event of certain casualty or condemnation events as set forth herein.

6.2 Prior to Closing Date, Seller shall deliver to Escrow Agent the following:

6.2.1 A special warranty deed to the Real Property duly executed by Seller and notarized by a notary public, and in the form attached hereto as Exhibit “B”, conveying title to the Real Property to Buyer (the “Deed”).

6.2.2 Two (2) counterparts of the Assignment and Assumption of Leases for the Leases duly executed by Seller in the form attached hereto as Exhibit “C”.

6.2.3 A certification from the Seller as required by the Foreign Investors Real Property Tax Act, as amended, in the form attached hereto as Exhibit “D”, that Seller is not a “foreign person”.

6.2.4 Intentionally omitted.

6.2.5 Tenant Notification Letters in the form attached hereto as Exhibit “E”.

6.2.6 Two (2) counterparts of the General Assignment and Bill of Sale in the form attached hereto as Exhibit “F”.

6.2.7 If the Property is subject to any covenants, conditions and restrictions (“CC&R’s”), Seller shall provide Buyer with an estoppel certificate, reasonably satisfactory to Buyer, confirming that there exist no defaults or unpaid monetary obligations under the CC&R’s.

6.2.8 A settlement statement signed by Seller showing the Purchase Price, the Deposit, and all prorations and allocations required under this Agreement, which shall provide, inter alia, that Buyer shall be entitled to a credit against the Purchase Price as set forth in Section 6.3 below.

6.2.9 Any additional information that Escrow Agent or the Title Company may reasonably require from Seller for the Closing.

6.3 At Closing, Buyer shall deliver to Escrow Agent the following:

6.3.1 Cash funds for the remainder of the Purchase Price and Buyer’s other obligations, provided however, that Buyer shall be entitled to a credit against the Purchase Price in the amount (the “Credit”) shown on the “Rent Credit Schedule” attached hereto as Exhibit “K”, which amount shall be reduced by the amount, if any, by which any amount shown on the Rent Credit Schedule is reduced between the date of this Agreement and the Closing Date.

6.3.2 Two (2) counterparts of the Assignment and Assumption of Leases duly executed by Buyer.

6.3.3 Two (2) counterparts of the General Assignment and Bill of Sale in the form attached hereto as Exhibit “F” duly executed by Buyer.

6.3.4 Intentionally Omitted.

6.3.5 A settlement statement signed by Seller showing the Purchase Price, the Deposit, and all prorations and allocations required under this Agreement.

6.3.6 Any additional information that Escrow Agent or the Title Company may reasonably require from Seller for the Closing.

6.4 At the Closing, Seller agrees to deliver to Buyer possession of the Property subject to all other matters of record or apparent and subject to the rights of the tenants to the Property and the originals, or if originals are not available certified copies, of the Leases, New Leases, Lease Amendments and Approved Service Contracts and any keys in Seller’s possession for the Property.

7.	Apportionments, Taxes, Expenses.

7.1 Apportionments.

7.1.1 Transfer Taxes. Any transfer tax imposed by the City of Dallas, County of Dallas or the State of Texas shall be paid by Seller.

7.1.2 Taxes and Utilities. All (i) real estate taxes, charges and assessments affecting the Real Property and (iii) all charges for water, electricity, sewer, gas, and all other utilities (collectively, “CAM Charges”) shall be prorated on a cash basis as of the date of Closing to the extent paid directly by Seller and not paid directly to the taxing authorities by the tenants under the Leases for the Real Property.

7.1.3 Rent/CAM Charges. Collected rent and monthly CAM Charges for the month of the Closing shall be prorated on a cash basis as of the date of Closing. Delinquent rent and CAM Charges for the month of the Closing shall be prorated on a per diem basis as of the date of the Closing but only at such time that such delinquent rent or CAM Charges are received by either Seller or Buyer. Delinquent rent and CAM Charges for the months prior to the Closing shall remain the property of Seller. Payments received by Buyer from tenants from and after the date of the Closing shall be applied first to rents and CAM Charges then due for the current period and then to delinquent rents and CAM Charges for the month of the Closing and then to delinquent rents and CAM Charges for months prior to the Closing Date. Buyer shall use reasonable efforts to collect delinquent rents for the benefit of Seller, and shall cooperate with Seller in collection of any delinquent amounts. Seller shall not be responsible for any underpayment of CAM Charges. If CAM Charges are paid on an annual basis, then upon Buyer’s receipt of such payment Buyer shall promptly deliver to Seller, such Seller’s pro rata share of such annual payment based upon the number of days which Seller owned the Property for such year. Promptly following the end of the calendar year, but in no event later than March 15, 2006, Seller and Buyer shall reprorate such CAM Charges based upon actual bills and invoices received for such calendar year. Any reprorated items shall be promptly paid to the party entitled thereto (provided, however, if such reprorations indicate that CAM Charges were actually greater than charged to and/or reimbursed by the tenants, Buyer shall collect such shortfall from the tenants before such payments are made).

7.1.4 Tenant Security Deposits. Buyer shall receive a credit for tenant security deposits. Seller shall notify Escrow Agent prior to the Closing Date of the amount of the security deposits. Seller shall cause any tenant security deposit in the form of a letter of credit to be delivered to Escrow Agent prior to the Closing Date, along with such instruments as are necessary to cause letters of credit to be transferred to the benefit of Buyer. If any letter of credit for a security deposit is not transferred as of the Closing Date, Seller will deposit with Escrow Agent an amount equal to the available credit under such letter of credit, and Buyer shall be entitled to have such amount applied for the same purposes as the letter of credit, if such had been timely assigned to Buyer. Upon assignment of any such letter of credit, the remaining balance in the custody of Escrow Agent shall be returned to Seller.

7.1.5 Contracts. All costs and expenses with respect to any Approved Service Contracts, including any new contracts entered into by Seller pursuant to the terms of Section 15.2.1, shall be prorated such that Seller shall be responsible for all such costs and expenses to and including the day prior to the Closing, and Buyer shall be responsible for all such costs and expenses for the day of Closing and all periods thereafter.

7.1.6 New Lease Expenses. All New Lease Expenses shall be prorated between the parties as set forth in Section 15.2.2 below.

7.2 Expenses. Each party will pay all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, (1) all costs and expenses stated herein to be borne by a party, and (2) all of their respective accounting, legal and appraisal fees. Buyer shall pay at Closing (1) all recording charges incident to the recording of the Deed, (2) all endorsements to the Title Policy except for endorsements for which Seller is responsible hereunder, and (3) one-half of the fees, costs and expenses of Escrow Agent. Seller shall pay at Closing one-half of the fees, costs and expenses of Escrow Agent, and the cost of a standard Title Policy and any endorsements for which Seller is responsible hereunder. Any other costs of the Closing shall be split between the parties in accordance with the custom of Dallas County, Texas, unless otherwise specifically provided in this Agreement.

8. Damage or Destruction, Condemnation Insurance.

8.1 Condemnation. If at any time prior to the date of Closing greater than 5% of the area of the Property is condemned or taken by eminent domain proceeding by any public authority, then at Buyer’s option, to be exercised within 5 days’ notice of such taking, this Agreement shall terminate, and the Deposit shall be refunded to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. If (a) Buyer elects not to terminate this Agreement, and the Property had a condemnation action with respect to 5% or greater of its respective area, or (b) if less than 5% of the area of the Property is affected, the parties shall proceed to the Closing without a reduction in the Purchase Price and all condemnation proceeds paid or payable to Seller shall belong to Buyer and shall be paid over and assigned to Buyer at Closing. Seller shall have no obligation to make any repairs to the Property in the event of a condemnation.

8.2 Damage and Destruction. If, at any time prior to the date of Closing, a material portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever, then at Buyer’s option, to be exercised within 5 days’ notice of such damage or destruction, this Agreement shall terminate, the Deposit shall be returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. For purposes hereof, the term “material” shall be deemed to be either (i) a damage or destruction in excess of $1,000,000.00, (ii) any damage or destruction which is not covered by Seller’s insurance, unless Seller agrees to pay for such uninsured damage, or (iii) any damage or destruction which gives any tenants in the Building the right to terminate leases for more than 5% of the rentable area of the Building. If less than a material portion of the Property is damaged or destroyed, or if a material portion of the Property is damaged or destroyed and Buyer elects not to terminate this Agreement, the parties shall proceed to the Closing without reduction in the Purchase Price other than by the amount of the deductible under Seller’s insurance policy and all insurance proceeds paid or payable to Seller shall belong to Buyer and shall be paid over and assigned to Buyer at Closing; provided, however, any rental abatement or business interruption proceeds shall be prorated in accordance with Section 7.1.2 above when such proceeds are paid. Seller shall have no obligation to make any repairs to the Property in the event of a damage or destruction.

9. Liquidated Damages. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DO NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY BREACH OF BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER. THEREFORE BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER BREACHES THIS AGREEMENT AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE, AS SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), TO KEEP THE DEPOSIT (WHICH INCLUDES ANY ACCRUED INTEREST THEREON). THE DEPOSIT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES FOR BUYER’S BREACH OF ITS OBLIGATION TO PROCEED WITH CLOSING ARE EXPRESSLY WAIVED BY SELLER. UPON A BREACH BY BUYER, UNLESS OTHERWISE SPECIFIED, THIS AGREEMENT SHALL TERMINATE AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO THE DEPOSIT AS LIQUIDATED DAMAGES FROM BUYER.

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Buyer’s Initials	Seller’s Initials

10. Buyer’s Remedies. IN THE EVENT THE CLOSING SHALL FAIL TO OCCUR BY REASON OF A DEFAULT IN SELLER’S OBLIGATIONS HEREUNDER, BUYER SHALL BE ENTITLED, AS ITS SOLE REMEDY FOR SUCH DEFAULT, (i) TO TERMINATE THIS AGREEMENT AND RECEIVE THE RETURN OF THE DEPOSIT AND, IF SUCH DEFAULT WAS WITHIN THE CONTROL OF SELLER, TO ITS ACTUAL OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH BUYER’S DUE DILIGENCE ACTIVITIES DURING THE INSPECTION PERIOD TO A MAXIMUM OF $50,000, OR (ii) TO SEEK SPECIFIC PERFORMANCE OF THIS AGREEMENT.

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Buyer’s Initials Seller’s Initials

11 Notices. All notices and other communications provided for herein shall be in writing and shall be sent to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

11.1	If to Seller:
SP Reverchon Properties, LP
c/o CB Richard Ellis Investors, L.L.C.
865 South Figueroa Street, Suite 3500
Los Angeles, CA 90017
Attention: Michael E. Burrichter
Fax No.: (213) 683-4336
Telephone No.: (213) 683-4200
with a copy to:
11.2	Allen, Matkins, Leck, Gamble & Mallory LLP 515 South Figueroa Street, 7th floor Los Angeles, CA 90071 Attention: Kevin A. Corbett Fax No.: (213)620-8816 Telephone No.: (213) 622-5555 If to Buyer:

Triple Net Properties, LLC

1551 North Tustin Avenue

Suite 650
Santa Ana, CA 92705

Attention: Theresa Hutton
Fax No.: (714) 667-8252

Telephone No.: (714) 667-6860 ext. 234

with a copy to:

Hirschler Fleischer

701 East Byrd Street

Richmond, VA 23219

Attention: Joseph J. McQuade

Fax No.: (804) 644-0957

Telephone No.: (804) 771-9502

Any such notice or communication shall be sufficient if sent by hand delivery; by overnight courier service; or by telecopy, with an original by regular mail. Any such notice or communication shall be effective when received by the addressee (or when the addressee refuses receipt).

12. Brokers. Buyer and Seller each represent to the other that it has not dealt with any broker or agent in connection with this transaction other than CB Richard Ellis, Inc. (“CB”) and Triple Net Properties Realty, Inc. (“NNN Realty”). Seller shall pay CB a commission in connection with this transaction in accordance with a separate agreement between Seller and CB only upon the occurrence of the Closing. Upon the Closing, Seller shall pay NNN Realty a commission of One Million Five Hundred Twenty Thousand Dollars U.S. (U.S. $1,520,000.00) in connection with this transaction, which payment shall be subject to the condition precedent that the sale of the Property to Buyer occurs at the Closing as set forth in this Agreement. Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys’ fees) arising out of a claim by any person other than CB or NNN Realty through the indemnifying party in breach of such party’s representation or undertaking set forth in this Section 12. The provisions of this Section 12 shall survive Closing or the termination of this Agreement.

13. Escrow Agent. Escrow Agent shall hold the Second Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

13.1 Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

13.2 Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be true and authentic or upon any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument, in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form or validity of any instrument deposited in escrow, and Escrow Agent’s duties under this Agreement shall be limited to those provided in this Agreement.

13.3 Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Seller and Buyer shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Seller and Buyer shall indemnify Escrow Agent against any and all expenses including reasonable attorneys’ fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

13.4 If the parties (including Escrow Agent) shall be in disagreement about the interpretations of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys’ fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

13.5 Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

14. Escrow.

14.1 Opening. An escrow (the “Escrow”) shall be opened with Commonwealth Land Title Insurance Company whose address is Attention: Michele Mesh, Escrow Officer, 2301 Dupont Drive, Suite 450, Irvine, CA 92626 (“Escrow Agent”) by delivering a fully executed copy of this Agreement to Escrow Agent. Buyer and Seller hereby authorize their respective attorneys to execute and deliver to Escrow Agent any additional or supplementary instructions as may be necessary or convenient to close the transaction contemplated hereby; provided however, any such additional instruction shall not supersede this Agreement.

14.2 Disbursements and Other Actions by Escrow Agent. On the Closing, Escrow Agent shall promptly undertake all of the following in the manner hereinbelow indicated:

14.2.1 Disburse all funds deposited with Escrow Agent by Buyer in payment of the Purchase Price as follows:

14.2.1.1 Deduct all items chargeable to the account of Seller pursuant to Paragraph 7.2 above.

14.2.1.2 If, as a result of the prorations pursuant to Paragraph 7.1 above, amounts are to be charged to the account of Seller, deduct the total amount of such charges.

14.2.1.3 Disburse the funds in payment of the balance of the of the Purchase Price to each of the parties comprising Seller promptly upon the Closing in accordance with separate wiring instructions to be delivered by Seller to Escrow Agent.

14.2.2 Cause the Deed (with documentary transfer tax statements for each to be affixed after recording) and any other documents which the parties hereto may mutually direct to be recorded in the Official Records of the County wherein the Property is located, and obtain conformed copies thereof for distribution to Buyer and Seller.

14.2.3 Direct the Title Company to issue and deliver the Title Policy to Buyer.

14.2.4 Disburse to each of Buyer and Seller a fully executed original of the General Assignment and the Assignment of Leases for the Property.

14.2.5 Mail the Tenant Notification Letters by certified mail to the addressed referenced therein, unless Buyer has elected to do so.

15. Ongoing Operations. From and after the date of this Agreement through the date of Closing or earlier termination of this Agreement, and provided that Buyer is not in default under this Agreement, Seller agrees as follows:

15.1 Maintenance of Real Property. Seller shall cause the Property to be operated in the ordinary and usual course of business and consistent with the past practice, reasonable wear and tear excepted.

15.2 Contracts/Leases. From and after the expiration of the Inspection Period, Seller will not amend, terminate, waive any default under, or grant concessions regarding any Approved Service Contract or Leases or enter into any new service contract or tenant lease, that will be an obligation affecting the Property or binding on the Buyer after Closing, except as otherwise provided hereinbelow.

15.2.1 Contracts. Seller shall not, without Buyer’s prior consent in each instance (which consent shall not be unreasonably withheld, conditioned or delayed), enter into any new contracts affecting the Property, except for (i) agreements which are terminable on or prior to Closing, which agreements shall be terminated by Seller on or before Closing, and (ii) Lease Amendments and New Leases as provided in Section 15.2.2. Buyer shall advise Seller in writing whether Buyer approves or disapproves any such new agreements, modifications or terminations requiring its approval within three (3) business days after Buyer’s receipt of the proposed document. If Buyer fails to notify Seller within such period, Buyer shall be deemed to have approved the proposed document. All new agreements approved or deemed approved by Buyer under this Section 15.2.1 (other than New Leases and Lease Amendments) and shall be assigned to and assumed by Buyer upon Closing as an Approved Service Contract.

15.2.2 New Leases and Lease Amendments. If Seller desires to enter into any new lease affecting the Property (each, a “New Lease”) or any termination, amendment, modification, expansion or renewal of an existing Lease (each, a “Lease Amendment”), after the date of this Agreement but prior to Closing, Seller shall provide Buyer with a copy of the proposed New Lease or Lease Amendment and a copy of Seller’s anticipated improvement costs, tenant improvement allowances, brokerage commissions and out-of-pocket costs and expenses in connection with the New Lease or Lease Amendment and all information in Seller’s possession regarding the proposed new tenant for Buyer’s review and approval, which approval may be withheld in Buyer’s reasonable discretion. Buyer shall advise Seller, in writing, whether Buyer approves or disapproves such proposed New Lease or Lease Amendment within three (3) business days after Buyer’s receipt of the proposed New Lease or Lease Amendment; provided, however, if Buyer fails to notify Seller within such three (3) business day period, Buyer shall be deemed to have approved the proposed transaction. If Buyer reasonably disapproves of the proposed New Lease or Lease Amendment, Seller shall not enter into such New Lease or Lease Amendment. Upon the Closing, Buyer shall assume and be responsible for (and to the extent previously paid by Seller, reimburse Seller on the date of Closing for) a prorata portion of any and all improvement costs, tenant improvement allowances, brokerage commissions and out-of-pocket costs and expenses actually paid or incurred by Seller (collectively the “New Lease Expenses”) arising out of or in connection with those New Leases and Lease Amendments entered into by Seller pursuant to the foregoing provisions of this Section 15.2.2; such pro-rata portion(s) for which Buyer shall be responsible shall equal the product of (i) the New Lease Expenses multiplied by (ii) a fraction, the numerator of which is the number of months of the lease term of the New Lease (or the number of months of the term of any exercised extension period provided by any Lease Amendment, as applicable) remaining as of the date of Closing, and the denominator of which is the total number of months of such lease term (or exercised extension period, as applicable). Seller shall be responsible for the remaining pro-rata portion of the New Lease Expenses. Upon Closing, Seller shall assign (and Buyer shall accept such assignment of) the New Lease(s) and Lease Amendment(s) which shall be deemed to be part of the Leases hereunder. Seller will provide Buyer with copies of any notice of default sent to or received from tenants at the Property after the date hereof, copies of any correspondence from any tenant in which such tenant indicates that it intends to discontinue its operations at the Property or to re-negotiate the terms of its lease at the Property, and any notices of the filing of any action in bankruptcy or any assignment for the benefit of creditors with respect to any tenant at the Property. The parties shall calculate and agree upon the amount of free rent owed to any tenant identified on Exhibit “K” and Seller shall give Buyer a credit at Closing for such free rent. Seller shall be solely responsible for “Seller’s Lease Obligations” as set forth on Exhibit “L” attached hereto, and shall either pay such obligations at or prior to Closing, or give Buyer a credit for the same at Closing to the extent that Seller’s Lease Obligations remain unpaid and outstanding as of the Closing Date, whereupon Buyer shall be obligated to pay all Seller’s Lease Obligations after Closing for which Buyer has received a credit. In the event that it is determined that there are additional outstanding leasing commissions or unpaid tenant improvement costs for Leases executed prior to the date hereof other than those shown on Exhibit “L” or rent concessions owed to any tenant except as described on Exhibit “K”, Buyer shall receive a credit for any such amounts at Closing.

15.2.3 Insurance. Seller shall, at its sole cost and expense, keep and maintain in full force and effect through the Closing, Seller’s existing insurance coverage with respect to the Property.

16. Property Conveyed “As-Is”.

16.1 Disclaimer of Representations and Warranties by Seller. Buyer acknowledges and agrees that, except as expressly set forth herein, Buyer is acquiring the Property in its “AS IS” conditions, WITH ALL FAULTS, IF ANY, AND, EXCEPT AS EXPRESSLY SET FORTH HEREIN, WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED.

16.2 Sale “As Is”. EXCEPT AS EXPRESSLY SET FORTH HEREIN, IT IS UNDERSTOOD AND AGREED THAT NEITHER SELLER NOR ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS, SHAREHOLDERS, MEMBERS, PARTNERS, OFFICERS, PRINCIPALS, EMPLOYEES OR CONTRACTORS HAS MADE AND IS NOT NOW MAKING, AND BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON (DIRECTLY OR INDIRECTLY), ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE, (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH, THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING OR OTHER ENTITLEMENTS, OR ANY LAND USE REGULATIONS WHATSOEVER, TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTIONS, SUITABILITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, (XII) ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XIII) THE PRESENCE OF HAZARDOUS SUBSTANCES (AS DEFINED BELOW) IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (XIV) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XVI) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY, (XVII) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE.

BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT BUYER HAS RELIED AND, EXCEPT FOR REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH HEREIN, SHALL RELY SOLELY ON (I) BUYER’S OWN EXPERTISE AND THAT OF BUYER’S CONSULTANTS IN PURCHASING THE PROPERTY, AND (II) BUYER’S OWN KNOWLEDGE OF THE PROPERTY BASED SOLELY ON BUYER’S INVESTIGATIONS AND INSPECTIONS OF THE PROPERTY. THE TERMS AND CONDITIONS OF THIS SECTION SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY SELLER, ANY REAL ESTATE BROKER, CONTRACTOR, AFFILIATE, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH IN THIS AGREEMENT. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE “AS IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN SECTION ARE AN INTEGRAL PART OF THIS AGREEMENT AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS SECTION.

16.3 Parties Represented by Counsel. Buyer hereby represents and warrants to Seller that: (a) Buyer is not in a significantly disparate bargaining position in relation to Seller; (b) Buyer is represented by competent legal counsel in connection with the transaction contemplated by this Agreement; and (c) Buyer is purchasing the Property for business, commercial, investment or other similar purpose and not for use as Buyer’s residence. Seller hereby represents and warrants to Buyer that: (1) Seller is not in a significantly disparate bargaining position in relation to Buyer; and (2) Seller is represented by competent legal counsel in connection with the transaction contemplated by this Agreement.

16.4 Buyer’s Release of Seller. Effective as of the Closing, Buyer and anyone claiming by, through or under Buyer hereby waives its right to recover from and fully and irrevocably releases Seller and its respective employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in Seller’s behalf (“Released Parties”) from any and all claims, responsibility and/or liability that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to (a) the condition (including any construction defects, errors, omissions or other conditions, latent or otherwise, and the presence in the soil, air, structures and surface and subsurface waters of materials or substances that have been or may in the future be determined to be Hazardous Substances or otherwise toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever as of the Closing Date, and (b) any information furnished by the Released Parties under or in connection with this Agreement. This release includes claims or which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s release to Seller. In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to Buyer may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses.

16.5 Buyer’s Waiver of Objections. Buyer acknowledges that, as of the date of Closing, Buyer will have inspected the Property and observed its physical characteristics and existing conditions and will have had the opportunity to conduct such investigations and studies on and of said Property and adjacent areas as Buyer deems necessary, and hereby waives any and all objections to or complaints regarding the Property and its condition, including, but not limited to, federal, state or common law based actions and any private right of action under state and federal law to which the Property is or may be subject, including, but not limited to, CERCLA, RCRA, physical characteristics and existing conditions, including, without limitation, structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property, provided that such wavier shall not be effective with respect to any representation or certification by Seller that is expressly contained in this Agreement, any document delivered by Seller to Buyer prior to the Closing, or any document Seller is required hereunder to deliver at Closing. Buyer further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Substances or other contaminants, may not have been revealed by Buyer’s investigation.

Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section. Seller and Buyer have each initialed this Section to further indicate their awareness and acceptance of each and every provision hereof.

[ILLEGIBLE]

SELLER’S INITIALS	BUYER’S INITIALS

16.6 Hazardous Substances Defined. For purposes of this Agreement, “Hazardous Substances” means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 6901 et seq.), as amended (“CERCLA”), or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended (“RCRA”), or any other federal, state or local law, ordinance, rule or regulation applicable to the Property, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde, asbestos, lead or electromagnetic waves.

16.7 Non-Release. Notwithstanding anything to the contrary contained in Section 16, the provisions of Section 16 shall not be applicable (and neither Seller nor the other Released Parties shall be released) with respect to any claims arising out of (a) fraud, (b) any breach by Seller of any obligation, covenant, indemnity or liability of Seller set forth in this Agreement or any documents required to be delivered by Seller at Closing, or (c) any claim by any third party arising during Seller’s period of ownership of the Property.

17 Miscellaneous.

17.1 Assignabilitv. Buyer may not assign, transfer or convey its rights or obligations under this Agreement without the prior written consent of Seller, which Seller may withhold in its sole discretion, and if such written consent is obtained, Buyer shall remain jointly and severally liable for the obligations of Buyer under this Agreement; provided, however, Buyer may assign its interest under the Agreement (i) to an entity owned, controlled or managed by Buyer or to an entity with which Buyer has a written investment advisory agreement, (ii) such assignee, in writing, assumes all of the obligations of Buyer and acknowledges and consents to each provision of this Agreement (iii) Buyer shall be released of all obligations hereunder only if, and at the time that, the Closing occurs, and (iv) Buyer shall provide Seller with five (5) business days prior written notice of such assignment.

17.2 ERISA Matters. Buyer is not: (i) a plan which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as defined in Section 3(3) of ERISA, nor a plan as defined in Section 4975(e)(l) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) a “party in interest,” as defined in Section 3(14) of ERISA, to a Plan, except with respect to plans, if any, maintained by Buyer, nor do the assets of Buyer constitute “plan assets” of one or more of such Plans within the meaning of Department of Labor Regulations Section 2510.3-101.

17.3 Governing Law; Parties in Interest. This Agreement shall be governed by the laws of the State of Texas and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

17.4 Limitation on Sellers’ Liability. Buyer acknowledges and agrees that its recourse against Seller under this Agreement for a default by Seller hereunder occurring prior to the Closing is limited to the remedies set forth in Section 10 hereof and in connection with any post-closing remedy which Buyer may have against Seller, such remedy shall be limited to actual damages incurred by Buyer not to exceed One Million Dollars ($1,000,000.00) and in no event shall Buyer seek or attempt to obtain any recovery or judgment against any of Seller’s other assets (if any) or against any of Seller’s partners (or their constituent partners) or any director, officer, employee or shareholder of any of the foregoing. In no event shall Buyer be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, speculative, indirect or punitive damages.

17.5 Recording. This Agreement or any notice or memorandum hereof shall not be recorded in any public record. A violation of this prohibition shall constitute a material breach of this Agreement.

17.6 Time of the Essence. Time is of the essence of this Agreement.

17.7 Headings. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for the convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning.

17.8 Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.9 Exhibits. All Exhibits which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

17.10 Entire Agreement; Amendments, This Agreement and the Exhibits hereto set forth all of the promises, covenants, agreements, conditions, and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement or any waiver, change, modification, consent or discharge is sought.

17.11 Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including attorneys’ fees, accounting and engineering fees, and any other professional fees resulting therefrom.

17.12 Confidentiality. Buyer agrees that any information concerning the Property obtained either from Seller or through other third parties (the “Evaluation Material”) will be used solely for the purpose of evaluating the Property. Unless and until Buyer has completed the acquisition of the Property, such information will be kept confidential by Buyer and its advisors. Seller understands that Buyer may need to disclose the Evaluation Material or portions thereof to those of Buyer’s officers, employees, representatives, consultants and prospective investors and lenders (collectively referred to herein as “Representatives”), or prospective investors in the Property who have a business relationship with Buyer (“Prospective Investors”) who need to know such information for the purpose of evaluating or financing its acquisition of the Property, or for the purpose of evaluating an investment in the Property. Prior to any disclosure to its Representatives, however, Buyer shall inform its Representatives of the confidential nature of the evaluation material, and Buyer’s Representatives shall agree to be bound by this statement of confidentiality and not to disclose such information to any other person. Prior to any disclosure to Prospective Investors, Buyer shall inform them of the confidential nature of the evaluation material, shall not be obligated to cause them to agree to be bound by this statement of confidentiality and not to disclose such information to any other person. In the event that Buyer or any of its Representatives become legally compelled to disclose any of the Evaluation Material, Buyer and its Representatives shall provide Seller with prompt prior written notice of such requirements so that Seller may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this statement of confidentiality. In the event that Buyer fails to complete the acquisition of the Property, Buyer will make a commercially reasonable effort to assure that Buyer and its Representatives will promptly return to Seller copies of all of the Evaluation Material which has been provided to Buyer by Seller and Buyer will make a commercially reasonable effort to assure that Buyer and its Representatives will destroy all copies of any analysis, compilations, studies or other documents prepared by Buyer or for its use containing or reflecting any Evaluation Material.

SIGNATURES APPEAR ON FOLLOWING PAGE(S)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Seller:SP REVERCHON PROPERTIES, LP a Delaware limited partnership

By:	SP REVERCHON OFFICE PROPERTIES

GP, LLC,

a Delaware limited liability company

its sole general partner

By: /s/ MICHAEL BURRICHTER

	Name:	MICHAEL BURRICHTER

	Its:	VICE PRESIDENT

By:/s/ PHILIP G. HENCH

	Name:	PHILIP G. HENCH

	Its:	VICE PRESIDENT

SIGNATURES CONTINUE ON FOLLOWING PAGE

Buyer:	TRIPLE NET PROPERTIES, LLC,

a Virginia limited liability company

By: /s/ ANTHONY W. THOMPSON

Name: ANTHONY W. THOMPSON

	Its:	CEO

By:

Name:

Its:

ACCEPTANCE BY ESCROW HOLDER:

Commonwealth Land Title Company hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Purchase and Sale Agreement and Joint Escrow Instructions and agrees to act as Escrow Agent thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Agent.

DATED: October , 2005	COMMONWEALTH LAND TITLE COMPANY By:
Name:

Its: